UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2004

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

El Paso Electric Company (the “Company”) issued a news release stating that Wilson K. Cadman and James A. Cardwell retired from its Board of Directors effective May 5, 2004, pursuant to mandatory retirement age provisions under the Company’s corporate governance guidelines. The Board of Directors adopted a resolution reducing the number of directors from fourteen (14) to twelve (12), concurrent with the retirement of Messrs. Cadman and Cardwell. A copy of the news release as issued by the Company is attached hereto as an Exhibit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

99.01	News Release, dated May 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Terry Bassham
Terry Bassham
Executive Vice President,
Chief Financial and
Administrative Officer
(Duly Authorized Officer and
Principal Financial Officer)

Dated: May 5, 2004